Exhibit 10.26

QUOTIENT LIMITED

2014 STOCK INCENTIVE PLAN

FORM OF OPTION AWARD AGREEMENT

AGREEMENT by and between Quotient Limited, a public no par value limited liability company incorporated in Jersey, Channel Islands (the “Company”) and [—] (the “Optionee”), dated as of the [—] day of [—], 20    .

WHEREAS, the Company maintains the Quotient Limited 2014 Stock Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, in accordance with the Plan, the Company may from time to time issue awards of Options to individuals and persons who provide services to, among others, the Company and certain of its affiliates;

WHEREAS, the Optionee is eligible to receive awards under the terms of the Plan; and

WHEREAS, in accordance with the Plan, the Administrator has determined that it is in the best interests of the Company and its Shareholders to grant an Option to the Optionee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Stock Option.

The Company hereby grants the Optionee an option (the “Option”) to purchase [—] Ordinary Shares, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth herein shall govern.

The Option [is not intended to be and shall not be qualified as] [is intended to be] an “incentive stock option” under Section 422 of the Code.

2.	Exercise Price.

The Exercise Price per Share shall be $[—] [Note: not to be less than 100% of Fair Market Value on the date of grant and not less than 110% of Fair Market Value for certain 10% owners of the Company who are granted incentive stock options].

3.	Initial Exercisability.

Subject to Paragraph 5 below, the Option, to the extent that there has been no Termination of Service and the Option has not otherwise expired or been forfeited, shall first become exercisable as follows:

For the Period Ending On:	Percent of the Grant Exercisable
[—]	[—	]
[—]	[—	]
[—]	[—	]
[—]	[—	]

4.	Termination of Service.

(a)	If the Optionee has a Termination of Service, other than by reason of death or Disability, the Option as then exercisable may be exercised by the Optionee during the - day period following the Termination of Service, or if earlier, the expiration of the term of the Option as provided under Paragraph 5 below; provided that, (i) if the Optionee dies during such -day period, the successor of the Optionee may exercise the Option until the earlier of (x) months from the date of the Termination of Service of the Optionee, or (y) the date on which the term of the Option expires in accordance with Paragraph 5 below, and (ii) if the Optionee has a Termination of Service for Cause, any Option not exercised in full prior to such Termination of Service shall be cancelled.

(b)	In the event the Optionee has a Termination of Service on account of death or Disability, the Option as then exercisable may be exercised by the Optionee or the successor of the Optionee, as applicable, until the earlier of (i) months from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Paragraph 5 below.

(c)	Except as otherwise provided by the Administrator, no Option (or portion thereof) which had not become exercisable at or before the time of Termination of Service shall ever be or become exercisable. No provision of this Paragraph 4 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Service.

(d)	Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 4 if the Optionee continues without interruption to serve thereafter as an officer or director of the Company or in such other capacity as determined by the Administrator(or if no Administratoris appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.

(e)

For purposes of this Agreement, a “Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship, between the Optionee and the Company (or an Affiliated Company) is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement. The Administrator, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Administrator).

5.	Term.

Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the tenth [Note: replace “tenth” with “fifth” for certain 10% owners of the Company who are granted incentive stock options] anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.

6.	Miscellaneous.

(a)	Governing Law. This Agreement shall be governed by the laws of Jersey without reference to the principles of conflicts of law.

(b)	The Administrator may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Administrator may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the in the exercise of this power shall be final and binding upon the Company and the Optionee.

(c)	All notices hereunder shall be in writing, and if to the Company or the Administrator, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally, sent by email or facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 6(c).

(d)	The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Optionee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e)	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(f)	The Optionee agrees that, at the request of the Administrator, the Optionee shall represent to the Company in writing that the Ordinary Shares being acquired are acquired for investment only and not with a view to distribution and that such Ordinary Shares will be disposed of only if properly registered for sale or if there is an available exemption for such disposition. The Optionee expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Ordinary Shares upon exercise of the Option.

(g)	Nothing in this Agreement shall confer on the Optionee any right to continue in the employ or other service of the Company or any Affiliated Company or interfere in any way with the right of the Company or any Affiliated Company and its Shareholders to terminate the Optionee’s employment or other service at any time. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in this Agreement or under the Plan.

(h)	[for ISOs only:] [If Ordinary Shares acquired upon exercise of the Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by the Optionee or, if applicable, a successor of the Optionee, prior to the expiration of either two years from the date of grant of the Option or one year from the transfer of Ordinary Shares to the Optionee pursuant to the exercise of the Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, the Optionee or the successor of the Optionee, as applicable, shall notify the Company in writing as soon as practicable (and in no event more than five days) thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.]

[(h)][(i)]	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

[(i)][(j)]	This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[(j)][(k)]	Except as otherwise provided in the Plan, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.

QUOTIENT LIMITED

By:
Name:
Title:

[OPTIONEE]

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